EXHIBIT 21.1

SUBSIDIARIES

As of November 12, 2019, the following were the Registrant's significant active operating Subsidiaries:

Name: GrowLife Innovations, Inc.

Country of Organization:   Registered in Washington and active in Texas

Percent Ownership by Registrant:   100.0% by GrowLife, Inc.

Name: GrowLife Hydroponics, Inc.

Country of Organization:   Registered in Delaware and Canada and active in Delaware, Maine and Colorado.

Percent Ownership by Registrant:   100.0% by GrowLife, Inc.

Name: Rocky Mountain Hydroponics, LLC

Country of Organization:   Registered in Delaware and active in Colorado

Percent Ownership by Registrant:   100.0% by GrowLife Hydroponics, Inc.

Name: Evergreen Garden Center, LLC

Country of Organization:   Registered in Delaware and active in Delaware and Maine

Percent Ownership by Registrant:   100.0% by GrowLife Hydroponics, Inc.

Name: EZ-Clone Enterprises, Inc.

Country of Organization:   Registered in California

Percent Ownership by Registrant:   51.0% by GrowLife, Inc.